EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports Fourth Quarter and Year End 2010 Results

MIDLAND, MI, January 26, 2011 -- -- Chemical Financial Corporation (Nasdaq:CHFC) today announced 2010 fourth quarter net income of $7.5 million, or $0.27 per diluted share, compared to net income of $8.9 million, or $0.32 per diluted share, in the third quarter of 2010 and $2.5 million, or $0.11 per diluted share, in the fourth quarter of 2009. Net income was $23.1 million, or $0.88 per diluted share, for the twelve months ended December 31, 2010, compared to $10.0 million, or $0.42 per diluted share, for the twelve months ended December 31, 2009.

"Our earnings recovery in 2010 was primarily driven by two factors. First, stabilization in credit quality resulted in a $13.4 million lower provision for loan losses for the year. Second, our acquisition of O.A.K. Financial Corporation (OAK), which closed on April 30, 2010, has been accretive to earnings starting in the third quarter of 2010," said David B. Ramaker, Chairman, Chief Executive Officer, and President. "Although the fourth quarter of 2010 saw modestly lower profitability than the year's third quarter due to a $1.7 million higher provision for loan losses, we believe that the credit quality of the loan portfolio continues to stabilize, as evidenced by a $9.9 million reduction in nonaccrual loans during the quarter on the originated portfolio."

"We believe we are seeing small, positive signs of recovery and growth in certain areas of the Michigan economy, but uncertainty remains over whether and when this will translate into sustained, widespread growth. As a result, credit quality concerns remain top of mind," said Ramaker.

"We expect 2011 will be characterized by the ongoing pursuit of strategies to profitably grow our core community banking franchise, including opportunistic acquisitions where appropriate. With strong capital ratios, positive earnings and a growing franchise focused exclusively on Michigan, we remain well positioned to capitalize on investment opportunities in the markets we serve," added Ramaker.

The Company's return on average assets during the fourth quarter of 2010 was 0.57 percent, down from 0.67 percent in the third quarter of 2010, but up from 0.24 percent in the fourth quarter of 2009. The return on average equity was 5.3 percent in the fourth quarter of 2010, down from 6.3 percent in the third quarter of 2010, but up from 2.1 percent in the fourth quarter of 2009.

Included in the fourth quarter and year-end 2010 results were $0.2 million and $4.3 million, respectively, of merger-related costs related to the acquisition of OAK. The net impact of these costs reduced 2010 diluted earnings by $0.12 per share. The acquisition of OAK and its subsidiary, Byron Bank, resulted in increases in the Company's total assets of $820 million, total loans of $627 million, total deposits of $693 million (core deposits of $495 million) and goodwill of $44 million as of the acquisition date.  Assets and liabilities acquired in the OAK transaction were recorded at fair value, with selected financial amounts and ratios reported separately for the "acquired loan" portfolio. The consolidation and systems conversion of Byron Bank into Chemical Bank was completed in the third quarter of 2010.

Lower net income in the fourth quarter of 2010, compared to the third quarter of 2010, was attributable primarily to a higher provision for loan losses, higher compensation costs and higher credit-related expenses that were partially offset by lower merger-related acquisition costs.

Net interest income was $45.9 million in the fourth quarter of 2010, unchanged from the third quarter of 2010 and up from $37.2 million in the fourth quarter of 2009. The net interest margin (on a tax-equivalent basis) in the fourth quarter of 2010 was 3.79 percent, compared to 3.80 percent in the third quarter of 2010 and 3.77 percent in the fourth quarter of 2009. The increase in net interest income during the fourth quarter of 2010 compared to the same quarter in 2009 was primarily attributable to the acquisition of OAK and a decrease in the average cost of deposits related to maturing higher-cost customer certificates of deposit and maturing higher-cost wholesale funding.

The Company recorded a $10.3 million provision for loan losses in the fourth quarter of 2010, compared to $8.6 million in the third quarter of 2010 and $15.6 million in the fourth quarter of 2009. Fourth quarter 2010 net loan charge-offs were $10.3 million, compared to $8.6 million in the third quarter of 2010 and $12.3 million in the fourth quarter of 2009.

Total noninterest income was $10.9 million in the fourth quarter of 2010, compared to $11.1 million in the third quarter of 2010 and $10.2 million in the fourth quarter of 2009. The decrease in the fourth quarter of 2010, as compared to the third quarter of 2010, was due primarily to lower service charges on deposit accounts. Service charges on deposit accounts were $0.3 million less in the fourth quarter of 2010, as compared to the third quarter of 2010, due to a full quarter's impact of changes in regulatory requirements regarding the processing of certain electronic ATM and debit card transactions. Service charges on deposits accounts were $4.4 million for the fourth quarter of 2010; by comparison, service charges on deposit accounts in the second quarter of 2010, prior to the change in regulatory requirements, were $5.1 million.

Operating expenses were $36.7 million in the fourth quarter of 2010, up slightly from $36.2 million in the third quarter of 2010 and up from $28.8 million in the fourth quarter of 2009. The increase in operating expenses in the fourth quarter of 2010, as compared to the third quarter of 2010, was primarily attributable to higher salary, wages and employee benefits expense and credit-related operating expenses that were partially offset by reductions in various expense categories, including the reversal of $0.6 million in state tax reserves. Acquisition-related costs of $0.2 million were incurred in the fourth quarter of 2010. Credit-related operating expenses remained elevated at $2.8 million in the fourth quarter of 2010, up from $1.8 million incurred in the third quarter of 2010 and unchanged from $2.8 million incurred in the fourth quarter of 2009. The Company's fourth quarter 2010 efficiency ratio was 63.3 percent, compared to 62.3 percent in the third quarter of 2010 and 59.8 percent in the fourth quarter of 2009.

Total assets were $5.25 billion at December 31, 2010, down from $5.40 billion at September 30, 2010, but up from $4.25 billion at December 31, 2009. The decline in assets during the fourth quarter of 2010, as compared to the third quarter of 2010, was attributable to a seasonal decline in municipal customer deposits. At December 31, 2010, total loans were $3.68 billion, compared to $3.64 billion at September 30, 2010 and $2.99 billion at December 31, 2009. The increase in total loans during the fourth quarter of 2010, as compared to the third quarter of 2010, was primarily attributable to the origination of $48 million of fifteen-year fixed-rate residential mortgages that the Corporation elected to keep in its portfolio rather than sell in the secondary market, as is generally its practice. Investment securities were $744 million at December 31, 2010, compared to $766 million at September 30, 2010 and $724 million at December 31, 2009. The increases in assets, loans and investment securities during the twelve months ended December 31, 2010 were primarily attributable to the acquisition of OAK.

Total deposits were $4.33 billion at December 31, 2010, compared to $4.47 billion at September 30, 2010 and $3.42 billion at December 31, 2009. The Company experienced a decrease of $136 million, or 3.0 percent, in total deposits during the quarter ended December 31, 2010, with the majority attributable to a seasonal decrease in municipal customer deposits. These types of deposits declined $228 million in the fourth quarter of 2010. The Company continues to maintain significant amounts of funds generated from deposit growth in interest-bearing balances at the Federal Reserve Bank (FRB), thereby further enhancing the Company's liquidity position, with $440 million in balances held at the FRB at December 31, 2010. The Company has used a portion of its liquidity to pay off maturing Federal Home Loan Bank (FHLB) advances and brokered deposits acquired in the OAK transaction in 2010 and intends to continue to pay off these wholesale funding sources as they mature. FHLB advances totaled $74.1 million at December 31, 2010, down from $85.4 million at September 30, 2010 and $90.0 million at December 31, 2009. Brokered deposits acquired in the OAK transaction totaled $163 million at December 31, 2010, compared to $182 million at September 30, 2010, and $199 million at June 30, 2010.

At December 31, 2010, the Company's tangible equity to assets ratio and total risk-based capital ratio were 8.6 percent and 12.9 percent, respectively, compared to 8.4 percent and 13.7 percent, respectively, at September 30, 2010. At December 31, 2010, the Company's book value was $20.41 per share, compared to $20.44 per share at September 30, 2010.

We believe the credit quality of the Company's loan portfolio is showing signs of stabilization. At December 31, 2010, the Company's originated loan portfolio, representing all loans other than those acquired in the OAK transaction, had nonaccrual loans and loans past due 90 days or more totaling $110.4 million, compared to $119.4 million at September 30, 2010 and $118.3 million at December 31, 2009. The Company's nonperforming loans at December 31, 2010 also included commercial, real estate commercial and real estate residential loans that have been modified due to financial difficulties being experienced by customers of $37.4 million, compared to $28.5 million at September 30, 2010 and $17.4 million at December 31, 2009. The carrying value (net of a fair value discount that was recognized at acquisition) of nonperforming loans in the acquired portfolio totaled $21.4 million at December 31, 2010, compared to $12.5 million at September 30, 2010.

Other real estate and repossessed assets totaled $27.5 million at December 31, 2010, compared to $22.7 million at September 30, 2010 and $17.5 million at December 31, 2009. The increase in the fourth quarter of 2010 was primarily attributable to the addition of one piece of property with a net investment of $4.3 million. This property is vacant land intended for commercial development. It was a loan acquired in the OAK transaction.

At December 31, 2010, the allowance for loan losses was $89.5 million, or 2.86 percent of originated loans, down slightly from 2.94 percent at September 30, 2010, although up from 2.70 percent at December 31, 2009. The allowance for loan losses as a percentage of nonperforming loans of the originated portfolio was 61 percent at December 31, 2010, unchanged from 61 percent at September 30, 2010, although up nominally from 60 percent at December 31, 2009. At December 31, 2010, nonperforming loans of the originated portfolio as a percentage of originated loans were 4.72 percent, down from 4.86 percent at September 30, 2010, but up from 4.54 percent at December 31, 2009.

Chemical Financial Corporation is the second-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 142 banking offices spread over 32 counties in the lower peninsula of Michigan. At December 31, 2010, the Company had total assets of $5.25 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising the NASDAQ Global Select Market. More information about the Company is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation. Words such as "believe," "expect," "intend," "will," "continue," "ongoing," "strategy" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to the credit quality of our loan portfolio, future levels of nonperforming loans, future opportunities for acquisitions, future market disruptions and investment opportunities, future growth opportunities, and future profitability levels. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the carrying value of goodwill and mortgage servicing rights and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on the Company, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	December 31 2010	December 31 2009
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$91,403	$131,383
Interest-bearing deposits with unaffiliated banks and others	444,762	229,326
Total cash and cash equivalents	536,165	360,709
Investment securities:
Available-for-sale	578,610	592,521
Held-to-maturity	165,400	131,297
Total Investment Securities	744,010	723,818
Other securities	27,133	22,128
Loans held-for-sale	20,479	8,362

Loans:
Commercial	818,997	584,286
Real estate commercial	1,076,971	785,675
Real estate construction	142,620	121,305
Real estate residential	798,046	739,380
Consumer	845,028	762,514
Total Loans	3,681,662	2,993,160
Allowance for loan losses	(89,530)	(80,841)
Net Loans	3,592,132	2,912,319

Premises and equipment	65,961	53,934
Goodwill	113,414	69,908
Other intangible assets	13,521	5,408
Interest receivable and other assets	133,394	94,126
Total Assets	$5,246,209	$4,250,712

Liabilities:
Deposits:
Noninterest-bearing	$753,553	$573,159
Interest-bearing	3,578,212	2,844,966
Total Deposits	4,331,765	3,418,125
Interest payable and other liabilities	37,533	27,708
Short-term borrowings	242,703	240,568
Federal Home Loan Bank advances	74,130	90,000
Total Liabilities	4,686,131	3,776,401

Shareholders' Equity:
Preferred stock, no par value per share	-	-
Common stock, $1 par value per share	27,440	23,891
Additional paid-in capital	429,511	347,676
Retained earnings	117,238	115,391
Accumulated other comprehensive loss	(14,111)	(12,647)
Total Shareholders' Equity	560,078	474,311
Total Liabilities and Shareholders' Equity	$5,246,209	$4,250,712

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands, except per share data)	2010	2009	2010	2009
Interest Income:
Interest and fees on loans	$50,766	$43,309	$192,247	$172,388
Interest on investment securities:
Taxable	2,557	3,332	11,363	15,385
Tax-exempt	1,405	964	4,999	3,596
Dividends on other securities	308	259	766	821
Interest on deposits with unaffiliated banks and others	312	196	1,055	541
Total Interest Income	55,348	48,060	210,430	192,731

Interest Expense:
Interest on deposits	8,679	9,583	35,895	39,500
Interest on short-term borrowings	161	183	650	906
Interest on Federal Home Loan Bank advances	560	1,081	2,765	4,881
Total Interest Expense	9,400	10,847	39,310	45,287
Net Interest Income	45,948	37,213	171,120	147,444
Provision for loan losses	10,300	15,600	45,600	59,000
Net Interest Income after Provision for Loan Losses	35,648	21,613	125,520	88,444

Noninterest Income:
Service charges on deposit accounts	4,400	4,911	18,562	19,116
Trust and investment services revenue	2,690	2,218	10,106	9,273
Other charges and fees for customer services	2,703	1,970	9,599	7,736
Mortgage banking revenue	1,088	960	3,925	4,412
Investment securities gains (losses)	(82)	-	-	95
Other	114	153	280	487
Total Noninterest Income	10,913	10,212	42,472	41,119

Operating Expenses:
Salaries, wages and employee benefits	18,766	14,353	68,416	60,218
Occupancy	3,017	2,748	11,491	10,359
Equipment	3,336	2,582	13,446	9,723
Other	11,628	9,124	43,449	37,310
Total Operating Expenses	36,747	28,807	136,802	117,610
Income Before Income Taxes	9,814	3,018	31,190	11,953
Federal Income Tax Expense	2,275	500	8,100	1,950
Net Income	$7,539	$2,518	$23,090	$10,003

Net income per common share:
Basic	$0.27	$0.11	$0.88	$0.42
Diluted	0.27	0.11	0.88	0.42

Cash dividends declared per common share	0.20	0.295	0.80	1.180

Average common shares outstanding:
Basic	27,440	23,890	26,276	23,890
Diluted	27,476	23,914	26,305	23,909

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended December 31		Twelve Months Ended December 31
(Dollars in thousands)	2010	2009	2010	2009
Average Balances
Total assets	$5,270,529	$4,221,031	$4,913,310	$4,066,229
Total interest-earning assets	4,947,539	4,014,422	4,618,012	3,847,006
Total loans	3,659,385	3,005,554	3,438,550	2,980,126
Total deposits	4,336,523	3,363,967	4,017,230	3,195,411
Total interest-bearing liabilities	3,932,149	3,156,993	3,685,186	3,002,050
Total shareholders' equity	561,388	475,384	530,819	483,034

	Three Months Ended December 31		Twelve Months Ended December 31
	2010	2009	2010	2009
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.79%	3.77%	3.80%	3.91%
Efficiency ratio	63.3%	59.8%	62.8%	61.4%
Return on average assets	0.57%	0.24%	0.47%	0.25%
Return on average shareholders' equity	5.3%	2.1%	4.3%	2.1%
Average shareholders' equity as a
percent of average assets	10.7%	11.3%	10.8%	11.9%
Tangible shareholders' equity as a
percent of total assets			8.6%	9.6%
Total risk-based capital ratio			12.9%	15.5%

	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Credit Quality Statistics
Originated Loans	$3,129,399	$3,045,872	$3,034,515
Acquired Loans	552,263	594,999	613,446
Originated Portfolio:
Nonaccrual loans	102,962	112,832	107,981	$100,882	$106,589	$120,186	$109,944	$94,737
Accruing loans contractually past due 90 days or more as to interest or principal payments	7,408	6,526	8,301	7,204	11,733	8,699	10,502	10,240
Troubled debt restructurings - commercial loans	15,057	9,834	7,791	6,243	-	-	-	-
Troubled debt restructurings - real estate residential loans	22,302	18,712	18,856	15,799	17,433	9,567	3,981	-
Total nonperforming loans - originated portfolio	147,729	147,904	142,929	130,128	135,755	138,452	124,427	104,977
Other real estate and repossessed assets (ORE)	27,510	22,704	21,724	18,813	17,540	19,067	18,344	20,688

Total nonperforming assets	175,239	170,608	164,653	148,941	153,295	157,519	142,771	125,665
Acquired portfolio - total nonperforming loans	21,385	12,500	10,050	-	-	-	-	-

Net loan charge-offs (year-to-date)	36,911	26,620	18,039	10,686	35,215	22,965	16,300	8,494

Allowance for loan losses as a percent of total originated loans	2.86%	2.94%	2.95%	2.82%	2.70%	2.58%	2.35%	2.12%
Allowance for loan losses as a percent of nonperforming originated loans	61%	61%	63%	65%	60%	56%	56%	60%
Nonperforming originated loans as a percent of total originated loans	4.72%	4.86%	4.71%	4.35%	4.54%	4.61%	4.18%	3.56%
Nonperforming assets as a percent of total originated loans plus ORE	5.55%	5.56%	5.39%	4.95%	5.09%	5.21%	4.77%	4.23%
Nonperforming assets as a percent of total assets	3.34%	3.16%	3.22%	3.47%	3.61%	3.69%	3.57%	3.16%
Net loan charge-offs as a percent of average loans (year-to-date, annualized)	1.07%	1.06%	1.12%	1.43%	1.18%	1.03%	1.10%	1.15%

	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Additional Data - Intangibles
Goodwill	$113,414	$110,266	$109,149	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	9,406	10,352	10,791	2,183	2,331	2,480	2,629	2,847
Mortgage servicing rights (MSR)	3,782	3,718	3,641	3,059	3,077	2,997	2,869	2,377
Other intangible assets	333	462	591	-	-	-	-	-
Amortization of core deposit intangibles (quarter only)	436	439	337	148	149	149	217	203

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Originated Portfolio:
Nonaccrual loans:
Commercial	$ 16,668	$ 19,440	$ 21,643	$ 18,382	$ 19,309	$ 21,379	$ 20,371	$ 16,419
Real estate commercial	55,104	59,353	57,085	51,865	49,419	58,930	50,067	41,826
Real estate construction	14,421	16,085	13,397	15,870	15,184	18,196	17,935	18,504
Real estate residential	12,083	13,485	12,499	10,913	15,508	15,739	15,905	12,803
Consumer	4,686	4,469	3,357	3,852	7,169	5,942	5,666	5,185
Total nonaccrual loans	102,962	112,832	107,981	100,882	106,589	120,186	109,944	94,737
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	530	909	2,108	2,576	1,371	1,073	1,201	2,581
Real estate commercial	1,350	2,265	2,030	1,483	3,971	2,138	1,542	4,352
Real estate construction	1,220	-	436	988	1,990	675	259	538
Real estate residential	3,253	2,316	2,842	1,636	3,614	3,839	6,236	1,699
Consumer	1,055	1,036	885	521	787	974	1,264	1,070
Total accruing loans contractually past due 90 days or more as to interest or principal payments	7,408	6,526	8,301	7,204	11,733	8,699	10,502	10,240
Troubled debt restructurings - commercial loans	15,057	9,834	7,791	6,243	-	-	-	-
Troubled debt restructurings - real estate residential loans	22,302	18,712	18,856	15,799	17,433	9,567	3,981	-
Total nonperforming loans	147,729	147,904	142,929	130,128	135,755	138,452	124,427	104,977
Other real estate and repossessed assets	27,510	22,704	21,724	18,813	17,540	19,067	18,344	20,688
Total nonperforming assets	$175,239	$170,608	$164,653	$148,941	$153,295	$157,519	$142,771	$125,665

Nonperforming loans - Acquired portfolio (1):
Nonaccrual loans	$ 17,357	$ 8,974	$ 7,692
Accruing loans contractually past due 90 days or more as to interest or principal payments	1,605	1,539	-
Troubled debt restructurings	2,423	1,987	2,358
	$ 21,385	$ 12,500	$ 10,050

(1)

Represents the fair value of those loans acquired in the OAK transaction that met the Company's definition of a nonperforming loan, but for which the risk of credit loss was already considered in the fair value estimate at the acquisition date.

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	Dec 31 2010	Sept 30 2010	June 30 2010	March 31 2010	Dec 31 2009	Sept 30 2009	June 30 2009	March 31 2009
Allowance for loan losses at beginning of period	$89,521	$89,502	$84,155	$80,841	$77,491	$69,956	$62,562	$57,056
Provision for loan losses	10,300	8,600	12,700	14,000	15,600	14,200	15,200	14,000

Originated portfolio:
Loans charged off:
Commercial	(2,797)	(2,830)	(1,438)	(1,365)	(3,636)	(1,786)	(3,289)	(3,290)

Real estate commercial	(3,828)	(2,586)	(2,108)	(2,289)	(3,009)	(1,703)	(1,930)	(2,589)

Real estate construction	(1,111)	(146)	(643)	(644)	(3,633)	(874)	(762)	(1,700)

Real estate residential	(1,349)	(1,767)	(1,747)	(3,173)	(1,070)	(1,346)	(1,043)	(235)

Consumer	(1,961)	(1,916)	(2,361)	(4,427)	(1,998)	(1,996)	(1,544)	(1,253)
Total loan charge-offs	(11,046)	(9,245)	(8,297)	(11,898)	(13,346)	(7,705)	(8,568)	(9,067)
Recoveries of loans previously charged off:
Commercial	165	212	171	373	220	349	130	205
Real estate commercial	189	38	29	170	91	91	226	87
Real estate construction	-	19	1	-	261	46	-	-
Real estate residential	74	109	175	185	174	231	127	82
Consumer	327	286	568	484	350	323	279	199
Total loan recoveries	755	664	944	1,212	1,096	1,040	762	573
Net loan charge-offs	(10,291)	(8,581)	(7,353)	(10,686)	(12,250)	(6,665)	(7,806)	(8,494)
Allowance for loan losses at end of period	$89,530	$89,521	$89,502	$84,155	$80,841	$77,491	$69,956	$62,562

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(Dollars in thousands, except per share data)	4th Qtr. 2010	3rd Qtr. 2010	2nd Qtr. 2010	1st Qtr. 2010	4th Qtr. 2009	3rd Qtr. 2009	2nd Qtr. 2009	1st Qtr. 2009
Summary of Operations
Interest income	$55,348	$55,998	$52,962	$46,122	$48,060	$48,066	$48,283	$48,322
Interest expense	9,400	10,105	10,071	9,734	10,847	11,403	11,305	11,732
Net interest income	45,948	45,893	42,891	36,388	37,213	36,663	36,978	36,590
Provision for loan losses	10,300	8,600	12,700	14,000	15,600	14,200	15,200	14,000
Net interest income after provision for loan losses	35,648	37,293	30,191	22,388	21,613	22,463	21,778	22,590

Noninterest income	10,913	11,119	11,000	9,440	10,212	10,092	10,958	9,857
Operating expenses	36,747	36,216	34,650	29,189	28,807	29,582	30,016	29,205
Income before income taxes	9,814	12,196	6,541	2,639	3,018	2,973	2,720	3,242
Federal income tax expense	2,275	3,325	2,150	350	500	500	426	524
Net income	$ 7,539	$ 8,871	$ 4,391	$ 2,289	$ 2,518	$ 2,473	$ 2,294	$ 2,718

Net interest margin	3.79%	3.80%	3.88%	3.72%	3.77%	3.83%	4.00%	4.06%

Per Common Share Data
Net income:
Basic	$ 0.27	$ 0.32	$ 0.17	$ 0.10	$ 0.11	$ 0.10	$ 0.10	$ 0.11
Diluted	0.27	0.32	0.17	0.10	0.11	0.10	0.10	0.11
Cash dividends	0.200	0.200	0.200	0.200	0.295	0.295	0.295	0.295
Book value - period-end	20.41	20.44	20.27	19.76	19.85	20.06	20.23	20.40
Market value - period-end	22.15	20.64	21.78	23.62	23.58	21.79	19.91	20.81